Exhibit 99.(e)(16)

BROADRIDGE

FINANCIAL SOLUTIONS, INC

ATTENTION:

TEST PRINT

51 MERCEDES WAY

EDGEWOOD, NY

11717

123,456,789,012.0000

0000 0000 0220

*****ACCOUNT

TRUSTEE DIRECTION FORM-SUPERVALU STAR 401(K) PLAN

SUPERVALU INC. TENDER OFFER

BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY

ALL ENCLOSED MATERIALS

Shareholders may submit their election instructions via the web by logging onto www.proxyvote.com/tender and entering the control number next to the label Control No. in the box next to the arrow above.

PLEASE NOTE THAT IF YOU DO NOT DELIVER TO THE PLAN TRUSTEE’S TABULATION AGENT A PROPERLY COMPLETED, SIGNED TRUSTEE DIRECTION FORM BY 4:00 P.M., NEW YORK CITY TIME ON FEBRUARY 20, 2013, UNLESS THE OFFER IS EXTENDED, IN WHICH CASE THE DEADLINE WILL BE 4:00 P.M., NEW YORK CITY TIME ON THE THIRD BUSINESS DAY PRIOR TO THE EXPIRATION DATE, THE SHARES CREDITED TO YOUR PLAN ACCOUNT WILL NOT BE TENDERED INTO THE TENDER OFFER, UNLESS OTHERWISE REQUIRED BY LAW.

Neither State Street Bank and Trust Company nor SUPERVALU INC makes any recommendation to any participant in the SUPERVALU STAR 401(k) Plan (the “401(k) Plan”) with respect to the tender offer.

WHERE TO FORWARD YOUR DIRECTION FORM
Date

By Hand or Overnight Delivery:
Broadridge, Attn: Reorganization Dept.,
1981 Marcus Ave., Suite 100, Lake Success, NY 11042
Please Print Name

By Mail:
Broadridge, Attn: Reorganization Dept.,	Signature
P.O. Box 1342, Brentwood, NY 11717

S12345-01S	123,456,789,012
CUSIP401
2
*****ACCOUNT

As of January 25, 2013, the number of Shares credited to your account in the 401(k) is shown to the right of your address.

In connection with the Offer to Purchase at a price of $4.00 per Share, net to the seller in cash, without interest, made by Symphony Investors LLC, a newly formed Delaware limited liability company, dated January 25, 2013 (together with the Letter of Transmittal and the Letter to 401(k) Plan participants, the “Offer”), I hereby instruct the Trustee to tender the shares credited to my account under the 401(k) Plan as of February 20, 2013, unless a later deadline is announced, as follows.

☐            I direct the Trustee to tender                      percent (you MUST enter either 100% or 0%) of the Shares credited to my account in the 401(k) Plan. (If you check the Box but fail to insert 100%, our direction will be treated as a direction NOT to tender any of your Shares)

I acknowledge receipt of the Letter to 401(k) Plan participants, the accompanying Offer to Purchase and the related Letter of Transmittal relating to the Offer.

Trustee Direction Forms that are not timely received by the Plan’s tabulation agent, and those received with a percentage other than 0% or 100% will be treated as a direction NOT to tender.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.